Exhibit 99

NEWS

ANADARKO ANNOUNCES SECOND-QUARTER RESULTS

HOUSTON, July 30, 2012 – Anadarko Petroleum Corporation (NYSE: APC) today announced a second-quarter 2012 net loss attributable to common stockholders of $380 million, or $0.76 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items decreased net income by approximately $804 million, or $1.61 per share (diluted), on an after-tax basis.(1) Cash flow from operating activities in the second quarter of 2012 was approximately $2 billion, and discretionary cash flow totaled $1.951 billion.(2)

SECOND-QUARTER 2012 HIGHLIGHTS

—	Delivered record daily sales volumes of 742,000 barrels of oil equivalent (BOE)
—	Increased oil sales volumes by approximately 20,000 barrels per day over first-quarter 2012
—	Generated more than $1.9 billion of discretionary cash flow from operating activities
—	Discovered second major natural gas complex offshore Mozambique
—	Increased estimated recoverable resources at the Gulf of Mexico Vito field to more than 300 million BOE

“Anadarko’s positive momentum continued through the second quarter of 2012 with strong operating performance, delivering record sales volumes and enabling us to increase the midpoint of our full-year sales-volumes guidance by 3 million BOE without increasing capital,” Anadarko President and CEO Al Walker said. “With record sales volumes and significant free cash flow during the first half of the year, our deep portfolio and efficient capital allocation continues to deliver growth and value in the current price environment. We are committed to operating within cash flow and selectively accelerating the value of longer-dated projects, as we did at the Gulf of Mexico Lucius development and the Salt Creek field in Wyoming during the quarter. The execution of our strategy is expected to continue to deliver industry-leading operating performance and exploration success, offering very competitive value-creation opportunities.”

OPERATIONS SUMMARY

Sales volumes in the second quarter rose to a record 68 million BOE, or 742,000 BOE per day, an 8-percent increase over the second quarter of 2011. During the quarter, oil volumes averaged approximately 241,000 barrels per day, natural gas liquids averaged 77,000 barrels per day and natural gas averaged 2.54 billion cubic feet per day.

The company’s record sales volumes were highlighted by an increase of approximately 20,000 barrels of oil per day (BOPD) over the first quarter of 2012. This growth was driven by the Wattenberg HZ (horizontal) program in northeast Colorado, Caesar/Tonga in the deepwater Gulf of Mexico and increased volumes resulting from the Algeria tax resolution. In Wattenberg, net sales volumes averaged approximately 85,000 BOE per day during the quarter. The company is currently producing from about 75 horizontal wells in the Wattenberg field that are delivering excellent results and rates of return exceeding 100 percent in the current price environment. Anadarko is currently running seven horizontal rigs in the play with plans to increase to 10 rigs over the next few months. The company also benefited from the first full quarter of production at Caesar/Tonga, which averaged approximately 40,000 BOPD gross from three wells. Anadarko plans to spud a fourth well in the development during the third quarter of 2012. In addition, the Eagleford Shale, East Texas HZ, Greater Natural Buttes and Marcellus Shale each achieved record sales volumes during the quarter.

EXPLORATION SUMMARY

Anadarko continued an active and successful exploration and appraisal program during the second quarter of 2012. Offshore Mozambique, the company extended its exploration success beyond the Prosperidade complex with the discoveries of Golfinho and Atum, forming the company’s second major natural gas complex. The Golfinho/Atum complex is estimated to hold 10 to 30-plus trillion cubic feet of recoverable natural gas resources and is completely contained within the Offshore Area 1 block. Anadarko has begun an accelerated four-well appraisal program at Golfinho/Atum, with the first appraisal well encountering 254 net feet of natural gas pay. Significant progress was also made during the quarter at the company’s Prosperidade complex, where the appraisal drilling program was successfully completed, and well testing is ongoing.

In West Africa, Anadarko announced its first significant discovery offshore Côte d’Ivoire with the successful Paon exploration well in the CI-103 block during the quarter. The well encountered more than 100 net feet of light oil pay in Turonian-aged sands and confirmed the Upper Cretaceous fan system present in Ghana extends westward into Côte d’Ivoire. In July, the company announced that the successful Wawa exploration well, located in the Deepwater Tano Block offshore Ghana, encountered approximately 108 net feet of oil and gas-condensate pay. Data indicate the Wawa discovery is a separate and distinct accumulation north of the TEN (Tweneboa, Enyenra and Ntomme) complex, and it extends the presence of hydrocarbon-bearing formations more than six miles north of the Enyenra-3A well. Within the TEN complex, the partnership’s active appraisal program continued with a successful drillstem test at the Ntomme discovery. The well flowed at facility-constrained rates of more than 20,000 BOPD from two zones. These results provide additional confidence in advancing the TEN complex toward a Plan of Development, which is expected to be submitted to the Ghanaian government in the next few months.

In the Gulf of Mexico, Anadarko announced a successful sidetrack appraisal well at the Heidelberg field in the Green Canyon area, advancing the project closer to sanction, which is expected in early 2013. In the Mississippi Canyon area, the third successful appraisal well of the Vito discovery encountered approximately 620 net feet of oil pay, leading the partnership to significantly increase Vito’s estimated recoverable resources to more than 300 million BOE from the previous estimate of more than 200 million BOE.

Early in the second quarter, Anadarko closed the $400 million joint-venture agreement for future development costs at its Salt Creek Enhanced Oil Recovery field in Wyoming. Later in the quarter, the company signed a definitive agreement to enter into a joint venture for the Lucius development in the deepwater Gulf of Mexico. Under the terms of the definitive agreement, Anadarko will be carried for $556 million, which is estimated to represent 100 percent of its expected capital obligation at Lucius through first production. In exchange, Anadarko will convey a 7.2-percent working interest in the Lucius development and will continue as operator with a 27.8-percent working interest. The transaction is expected to close during the third quarter and is subject to customary closing conditions.

OPERATIONS REPORT

For more details on Anadarko’s operations and exploration results, please refer to the comprehensive report on second-quarter 2012 activity. The report is available at www.anadarko.com on the Investor Relations page.

FINANCIAL SUMMARY

Anadarko ended the second quarter of 2012 with approximately $2.8 billion of cash on hand and generated approximately $142 million of free cash flow,(2) which includes the impact of $123 million of capital expenditures incurred by Western Gas Partners, LP (NYSE: WES). In addition to the free cash flow, Anadarko received approximately $113 million associated with the Algeria tax resolution, representing the first collection of an expected recoupment of approximately $1 billion during 2012. The company also reduced the outstanding balance of its revolving credit facility by approximately $800 million during the quarter, lowering its net debt(2) to approximately $12 billion and its net debt to adjusted capital ratio(2) to less than 38 percent.

As described in the items affecting comparability on page six of the release, the company recorded a non-cash charge of $978 million primarily related to the impairment of coalbed methane properties as a result of low natural gas prices.

TRONOX

The company continues to seek a reasonable resolution of the Tronox Adversary Proceeding (the Proceeding), although the parties have not reached a mutually acceptable agreement as of the date of this release. Anadarko’s second-quarter results included in this release are preliminary and do not reflect any updates to the financial reserve and associated taxes related to the Proceeding. The company’s second-quarter Form 10-Q, to be filed on or before Aug. 9, 2012, will include updated disclosure regarding the Proceeding and any adjustments to these financial statements as appropriate.

CONFERENCE CALL TOMORROW AT 9 A.M. CDT, 10 A.M. EDT

Anadarko will host a conference call on Tuesday, July 31, at 9 a.m. Central Daylight Time (10 a.m. Eastern Daylight Time) to discuss second-quarter results, current operations and the company’s outlook for the remainder of 2012. The dial-in number is 855.812.0464 in the United States, or 970.300.2271 internationally. The confirmation number is 98298659. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA

Eight pages of summary financial data follow, including current hedge positions and updated financial and production guidance.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2011, the company had approximately 2.54 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to drill, develop and commercially operate the drilling prospects identified in this news release, to meet financial and operating guidance, to consummate the transactions identified in this news release, and to successfully plan, build and operate an LNG project. See “Risk Factors” in the company’s 2011 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Cautionary Note to U.S. Investors: Effective Jan. 1, 2010, the United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. Anadarko uses certain terms in this news release, such as “recoverable natural gas resources,” “estimated recoverable resources” and similar terms that the SEC’s guidelines strictly prohibit Anadarko from including in filings with the SEC. U.S. investors are urged to consider closely the disclosure in Anadarko’s Form 10-K for the year ended Dec. 31, 2011, File No. 001-08968, available from Anadarko at www.anadarko.com or by writing Anadarko at: Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attn: Investor Relations. This form may also be obtained by contacting the SEC at 1-800-SEC-0330.

#        #        #

ANADARKO CONTACTS

MEDIA:

John Christiansen, john.christiansen@anadarko.com, 832.636.8736

Brian Cain, brian.cain@anadarko.com, 832.636.3404

Christina Ramirez, christina.ramirez@anadarko.com, 832.636.8687

INVESTORS:

John Colglazier, john.colglazier@anadarko.com, 832.636.2306

Wayne Rodrigs, wayne.rodrigs@anadarko.com, 832.636.2305

Anadarko Petroleum Corporation

Certain Items Affecting Comparability

	Quarter Ended June 30, 2012
millions except per-share amounts	Before Tax	After Tax	Per Share (diluted)

Unrealized gains (losses) on derivatives, net*	$(225)	$(143)	$(0.29)
Gains (losses) on divestitures, net	(12)	(8)	(0.02)
Impairments, including unproved properties	(978)	(628)	(1.26)
Gulf of Mexico accelerated depreciation, depletion, and amortization	(34)	(22)	(0.04)
Change in uncertain tax positions (FIN48)	—	(1)	—
Deepwater Horizon settlement and related costs	(3)	(2)	—

	$(1,252)	$(804)	$(1.61)

*

For the quarter ended June 30, 2012, before-tax unrealized gains (losses) on derivatives, net includes $157 million related to commodity derivatives, $(374) million related to other derivatives, and $(8) million related to gathering, processing, and marketing sales.

	Quarter Ended June 30, 2011
millions except per-share amounts	Before Tax	After Tax	Per Share (diluted)

Unrealized gains (losses) on derivatives, net*	$178	$114	$0.22
Gains (losses) on divestitures, net	(94)	(79)	(0.16)
Impairments, including unproved properties	(147)	(95)	(0.19)
Change in uncertain tax positions (FIN 48)	—	3	0.01
Deepwater Horizon settlement and related costs	(9)	(6)	(0.01)

	$(72)	$(63)	$(0.13)

*

For the quarter ended June 30, 2011, before-tax unrealized gains (losses) on derivatives, net includes $316 million related to commodity derivatives, $(142) million related to other derivatives, and $4 million related to gathering, processing, and marketing sales.

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of cash provided by operating activities (GAAP) to discretionary cash flow from operations (non-GAAP), free cash flow (non-GAAP), and adjusted free cash flow (non-GAAP), as well as net income (loss) attributable to common stockholders (GAAP) to adjusted net income (loss) (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management uses discretionary cash flow from operations because it is useful in comparisons of oil and gas exploration and production companies as it excludes fluctuations in assets and liabilities. Management uses free cash flow and adjusted free cash flow to demonstrate the Company’s ability to internally fund capital expenditures and to service or incur additional debt. Management uses adjusted net income (loss) to evaluate the Company’s operational trends and performance.

	Quarter Ended June 30,		Six Months Ended June 30,
millions	2012	2011	2012	2011

Net cash provided by operating activities	$1,999	$1,837	$3,890	$3,126
Add back:
Deepwater Horizon settlement and related costs	9	9	(13)	35
Algeria exceptional profits tax settlement	(113)	—	(113)	—
Change in accounts receivable	(256)	284	(229)	535
Change in accounts payable and accrued expenses	228	(418)	486	(241)
Change in other items—net	84	135	(148)	92

Discretionary cash flow from operations	$1,951	$1,847	$3,873	$3,547

Anadarko Petroleum Corporation

Reconciliation of GAAP to Non-GAAP Measures

	Quarter Ended June 30,		Six Months Ended June 30,
millions	2012	2011	2012	2011

Discretionary cash flow from operations	$1,951	$1,847	$3,873	$3,547
Less: Capital expenditures*	1,809	1,721	3,599	3,308

Free cash flow	$142	$126	$274	$239

Collection of Algeria exceptional profits tax receivable	113	—	113	—

Adjusted free cash flow	$255	$126	$387	$239

*

Includes Western Gas Partners, LP (WES) capital expenditures of $123 million and $21 million for the three months ended June 30, 2012 and 2011, respectively, and $221 million and $338 million for the six months ended June 30, 2012 and 2011, respectively.

	Quarter Ended June 30, 2012		Quarter Ended June 30, 2011
millions except per-share amounts	After Tax	Per Share (diluted)	After Tax	Per Share (diluted)

Net income (loss) attributable to common stockholders	$(380)	$(0.76)	$544	$1.08
Less: Certain items affecting comparability	(804)	(1.61)	(63)	(0.13)

Adjusted net income (loss)	$424	$0.85	$607	$1.21

Presented below is a reconciliation of total debt (GAAP) to net debt (non-GAAP). Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

millions	June 30, 2012

Total debt	$14,832
Less: Cash and cash equivalents	2,794

Net debt	$12,038

Net debt	$12,038
Stockholders’ equity	19,945

Adjusted capitalization	$31,983

Net debt to adjusted capitalization ratio	38%

Anadarko Petroleum Corporation

(Unaudited)

Summary Financial Information	Quarter Ended June 30,		Six Months Ended June 30,
millions except per-share amounts	2012	2011	2012	2011

Consolidated Statements of Income

Revenues and Other

Natural-gas sales	$496	$870	$1,069	$1,724
Oil and condensate sales	2,222	2,236	4,466	4,043
Natural-gas liquids sales	282	370	624	703
Gathering, processing, and marketing sales	200	258	453	488
Gains (losses) on divestitures and other, net	22	(58)	57	(29)

Total	3,222	3,676	6,669	6,929

Costs and Expenses

Oil and gas operating	249	236	491	468
Oil and gas transportation and other	223	207	463	416
Exploration	1,121	236	1,365	415
Gathering, processing, and marketing	178	205	367	376
General and administrative	262	282	531	491
Depreciation, depletion, and amortization	1,027	985	1,957	1,970
Other taxes	326	413	703	757
Impairments	112	102	162	104
Algeria exceptional profits tax settlement	—	—	(1,804)	—
Deepwater Horizon settlement and related costs	3	9	11	35

Total	3,501	2,675	4,246	5,032

Operating Income (Loss)	(279)	1,001	2,423	1,897

Other (Income) Expense

Interest expense	190	216	376	436
(Gains) losses on commodity derivatives, net	(420)	(343)	(468)	(87)
(Gains) losses on other derivatives, net	376	144	140	85
Other (income) expense, net	6	(18)	271	(42)

Total	152	(1)	319	392

Income (Loss) Before Income Taxes	(431)	1,002	2,104	1,505

Income Tax Expense (Benefit)	(70)	440	282	706

Net Income (Loss)	$(361)	$562	$1,822	$799

Net Income Attributable to Noncontrolling Interests	19	18	46	39

Net Income (Loss) Attributable to Common Stockholders	$(380)	$544	$1,776	$760

Per Common Share:

Net income (loss) attributable to common stockholders—basic	$(0.76)	$1.09	$3.54	$1.52
Net income (loss) attributable to common stockholders—diluted	$(0.76)	$1.08	$3.52	$1.51

Average Number of Common Shares Outstanding—Basic	500	498	499	497

Average Number of Common Shares Outstanding—Diluted	500	500	501	499

Exploration Expense

Dry hole expense	$115	$42	$204	$58
Impairments of unproved properties	923	95	983	169
Geological and geophysical expense	14	52	49	100
Exploration overhead and other	69	47	129	88

Total	$1,121	$236	$1,365	$415

Anadarko Petroleum Corporation

(Unaudited)

Summary Financial Information	Quarter Ended June 30,		Six Months Ended June 30,
millions	2012	2011	2012	2011

Cash Flows from Operating Activities

Net income (loss)	$(361)	$562	$1,822	$799
Depreciation, depletion, and amortization	1,027	985	1,957	1,970
Deferred income taxes	(179)	185	31	258
Dry hole expense and impairments of unproved properties	1,038	137	1,187	227
Impairments	112	102	162	104
(Gains) losses on divestitures, net	12	18	29	18
Unrealized (gains) losses on derivatives, net	225	(178)	83	75
Deepwater Horizon settlement and related costs	3	9	11	35
Algeria exceptional profits tax settlement	—	—	(1,804)	—
Tronox-related contingent loss	—	—	275	—
Other	74	27	120	61

Discretionary Cash Flow from Operations	1,951	1,847	3,873	3,547
Deepwater Horizon settlement and related costs	(9)	(9)	13	(35)
Algeria exceptional profits tax settlement	113	—	113	—
(Increase) decrease in accounts receivable	256	(284)	229	(535)
Increase (decrease) in accounts payable and accrued expenses	(228)	418	(486)	241
Other items—net	(84)	(135)	148	(92)

Net Cash Provided by Operating Activities	$1,999	$1,837	$3,890	$3,126

Capital Expenditures	$1,809	$1,721	$3,599	$3,308

millions			June 30, 2012	December 31, 2011

Condensed Balance Sheets

Cash and cash equivalents			$2,794	$2,697
Algeria exceptional profits tax settlement			1,629	—
Other current assets			4,129	4,234
Net properties and equipment			37,484	37,501
Other assets			1,661	1,516
Goodwill and other intangible assets			5,757	5,831

Total Assets			$53,454	$51,779

Current debt			$1,739	$170
Other current liabilities			4,669	4,729
Long-term debt			13,093	15,060
Other long-term liabilities			12,966	12,837
Stockholders’ equity			19,945	18,105
Noncontrolling interests			1,042	878

Total Liabilities and Equity			$53,454	$51,779

Capitalization

Total debt			$14,832	$15,230
Stockholders’ equity			19,945	18,105

Total			$34,777	$33,335

Capitalization Ratios

Total debt			43%	46%
Stockholders’ equity			57%	54%

Anadarko Petroleum Corporation

(Unaudited)

Sales Volumes and Prices

	Average Daily Volumes			Sales Volumes			Average Sales Price
	Natural Gas MMcf/d	Crude Oil & Condensate MBbls/d	NGLs MBbls/d	Natural Gas Bcf	Crude Oil & Condensate MMBbls	NGLs MMBbls	Natural Gas Per Mcf	Crude Oil & Condensate Per Bbl	NGLs Per Bbl
Quarter Ended June 30, 2012
United States	2,544	156	77	230	15	7	$2.15	$98.20	$40.41
Algeria	—	59	—	—	5	—	—	103.61	—
Other International	—	26	—	—	3	—	—	113.95	—

Total	2,544	241	77	230	23	7	$2.15	$101.22	$40.41

Quarter Ended June 30, 2011
United States	2,326	134	72	212	12	6	$4.11	$104.68	$56.21
Algeria	—	58	—	—	5	—	—	115.93	—
Other International	—	33	—	—	3	—	—	114.29	—

Total	2,326	225	72	212	20	6	$4.11	$108.99	$56.21

Six Months Ended June 30, 2012
United States	2,480	148	78	450	27	14	$2.37	$101.76	$43.82
Algeria	—	54	—	—	10	—	—	110.88	—
Other International	—	30	—	—	6	—	—	117.72	—

Total	2,480	232	78	450	43	14	$2.37	$105.94	$43.82

Six Months Ended June 30, 2011
United States	2,369	133	74	429	24	13	$4.02	$98.23	$52.47
Algeria		57	—	—	10	—	—	107.44	—
Other International		29	—	—	5	—	—	108.81	—

Total	2,369	219	74	429	39	13	$4.02	$102.04	$52.47

	Average Daily Volumes MBOE/d		Sales Volumes MMBOE
Quarter Ended June 30, 2012	742		68
Quarter Ended June 30, 2011	685		62
Six Months Ended June 30, 2012	723		132
Six Months Ended June 30, 2011	688		124

Sales Revenue and Commodity Derivatives
	Sales			Commodity Derivatives Gain (Loss)
		Crude Oil &		Natural Gas		Crude Oil & Condensate		NGLs
millions	Natural Gas	Condensate	NGLs	Realized	Unrealized	Realized	Unrealized	Realized	Unrealized
Quarter Ended June 30, 2012
United States	$496	$1,396	$282	$224	$(288)	$20	$414	$3	$31
Algeria	—	558	—	—	—	16	—	—	—
Other International	—	268	—	—	—	—	—	—	—

Total	$496	$2,222	$282	$224	$(288)	$36	$414	$3	$31

Quarter Ended June 30, 2011
United States	$870	$1,279	$370	$71	$(14)	$(44)	$330	$—	$—
Algeria	—	613	—	—	—	—	—	—	—
Other International	—	344	—	—	—	—	—	—	—

Total	$870	$2,236	$370	$71	$(14)	$(44)	$330	$—	$—

Six Months Ended June 30, 2012
United States	$1,069	$2,735	$624	$394	$(202)	$15	$241	$3	$29
Algeria	—	1,096	—	—	—	(12)	—	—	—
Other International	—	635	—	—	—	—	—	—	—

Total	$1,069	$4,466	$624	$394	$(202)	$3	$241	$3	$29

Six Months Ended June 30, 2011
United States	$1,724	$2,359	$703	$143	$(61)	$(56)	$55	$—	$—
Algeria	—	1,104	—	—	—	(3)	9	—	—
Other International	—	580	—	—	—	—	—	—	—

Total	$1,724	$4,043	$703	$143	$(61)	$(59)	$64	$—	$—

Anadarko Petroleum Corporation

Financial and Operating External Guidance

As of July 30, 2012

	3rd Qtr Guidance			Total Year Guidance

	Units			Units

Total Sales (MMBOE)	65	-	67	261	-	265
Total Sales (MBOE/d)	707	-	728	713	-	724

Crude Oil (MBbl/d):	232	-	241	233	-	239

United States	149	-	153	151	-	153
Algeria	53	-	55	55	-	57
Other International	30	-	33	27	-	29

Natural Gas (MMcf/d):

United States	2,390	-	2,415	2,410	-	2,425

Natural Gas Liquids (MBbl/d):

United States	84	-	90	80	-	83

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Crude Oil ($/Bbl):	3.00	-	7.00	5.00	-	7.00

United States	1.00	-	3.00	1.00	-	3.00
Algeria	10.00	-	14.00	11.00	-	14.00
Other International	11.00	-	15.00	12.00	-	15.00

Natural Gas ($/Mcf):

United States	(0.10)	-	(0.15)	(0.05)	-	(0.15)

Anadarko Petroleum Corporation

Financial and Operating External Guidance

As of July 30, 2012

	3rd Qtr Guidance		Total Year Guidance*

	$ MM		$ MM
Other Revenues:
Marketing and Gathering Margin	20 -	40	160 -	180
Minerals and Other	30 -	35	145 -	165

Costs and Expenses:
	$ / BOE		$ / BOE

Oil & Gas Direct Operating	4.00 -	4.25	3.95 -	4.15
Oil & Gas Transportation/Other	3.75 -	3.95	3.60 -	3.80
Depreciation, Depletion and Amortization	14.50 -	15.00	14.50 -	14.75
Production Taxes (% of Revenue)	9.0% -	10.0%	10.0% -	11.0%

	$ MM		$ MM

General and Administrative	280 -	300	1,075 -	1,175
Exploration Expense
Non-Cash	150 -	200	650 -	750
Cash	115 -	125	410 -	440
Interest Expense (net)	190 -	195	760 -	775
Other (Income) Expense	- -	(20)	60 -	100

Tax Rate:
Algeria (All current)	45% -	50%	50% -	55%
Rest of Company (65% Current for 3Q and 20% for FY)	60% -	65%	45% -	50%

Avg. Shares Outstanding (MM)

Basic	499 -	501	499 -	501
Diluted	501 -	503	501 -	503

Capital Investment (Excluding Western Gas Partners, LP)	$ MM		$ MM

APC Capital Expenditures	1,650 -	1,800	6,400 -	6,700
Capitalized Interest	45 -	55	195 -	215

* Excluding items affecting comparability

Anadarko Petroleum Corporation

Commodity Hedge Positions (Excluding Natural Gas Basis)

As of July 30, 2012

		Weighted Average Price per Barrel
	Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Three-Way Collars
2012
Brent	45	$85.00	$105.00	$125.60
WTI	17	$71.36	$90.91	$113.30

	62	$81.34	$101.22	$122.30
Fixed Price - Financial
2012
Brent	40	$110.10
WTI	20	$101.39

	60	$107.19

	Volume (thousand MMBtu/d)	Weighted Average Price per MMBtu
Natural Gas
Fixed Price - Financial
2012	1,000	$4.69
2013	900	$4.00

Interest Rate Derivatives As of July 30, 2012
Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received
Swap	$250 Million	October 2012	October 2022	4.91%	3M LIBOR
Swap	$750 Million	October 2012	October 2042	4.80%	3M LIBOR
Swap	$750 Million	June 2014	June 2024	6.00%	3M LIBOR
Swap	$1,100 Million	June 2014	June 2044	5.57%	3M LIBOR